UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 13, 2025

Solo Brands, Inc.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-40979

Delaware		87-1360865
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

1001 Mustang Dr.
Grapevine,	TX	76051
Address of Principal Executive Offices		Zip Code
(817) 900-2664
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	DTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2025, the Board of Directors (the “Board”) of Solo Brands, Inc. (the “Company”) appointed John P. Larson, a member of the Board, as the Company’s Interim President and Chief Executive Officer, effective immediately. Mr. Larson succeeds Christopher Metz, who has resigned as the Company’s President and Chief Executive Officer and as a member of the Board. Mr. Metz’s departure is not a result of any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies, or practices. Mr. Metz is committed to supporting a smooth and orderly transition and will remain with the Company in a non-executive capacity through March 7, 2025. The Board will begin a process to identify a permanent successor.

In connection with Mr. Larson’s appointment, Mr. Larson will be entitled to receive cash compensation in the amount of $60,000 per month, and a one-time equity award of 1,000,000 restricted stock units (“RSUs”) to be granted following the Company’s filing of its 2024 Annual Report on Form 10-K, subject to Mr. Larson’s continued service as Interim President and Chief Executive Officer on such date. If granted, the RSUs will vest upon the appointment of a permanent President and Chief Executive Officer, and only if on such date, Mr. Larson has continued to serve as Interim President and Chief Executive Officer.

Mr. Larson’s biographical information can be found on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 6, 2024 in connection with his appointment to the Board. Mr. Larson will remain on the Board but will step down from the Compensation and Nominating and Corporate Governance Committees.

There are no arrangements or understandings between Mr. Larson and any other person pursuant to which Mr. Larson was appointed as Interim President and Chief Executive Officer. There are no family relationships between Mr. Larson and any director or executive officer of the Company, and the Company is not aware of any transactions with Mr. Larson that are reportable pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On February 18, 2025, the Company issued a press release announcing the leadership succession described above. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibits
99.1	Press Release dated February 18, 2025.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Solo Brands, Inc.
(Registrant)

Date:	February 18, 2025	By:	/s/ Laura Coffey
Laura Coffey
Chief Financial Officer